UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 18, 2010 (March 12, 2010)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado 80203
(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Former address: 1776 Lincoln Street, Suite 700, Denver, Colorado 80203
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On March 12, 2010, St. Mary Land & Exploration Company (the “Company” or “St. Mary”) closed the previously announced divestiture of certain non-core oil and gas properties located in North Dakota to Sequel Energy Partners, LP, Bakken Energy Partners, LLC, and Three Forks Energy Partners, LLC (“Sequel”).  The cash received by the Company, before commission costs, at closing was $120.0 million, which reflected customary closing adjustments to account for activity between the effective date and the closing date.  St. Mary intends to use the proceeds to pay down outstanding bank borrowings.  The divestiture to Sequel was consummated pursuant to a Purchase and Sale Agreement dated January 7, 2010, which was previously reported in a Current Report on Form 8-K filed by the Company on January 8, 2010.  The Purchase and Sale Agreement was filed as Exhibit 2.6 to the Company’s Annual Report on Form 10-K filed on February 24, 2010, and is incorporated herein by reference.

The divestiture to Sequel completed the second half of the previously announced Rockies Oil Divestiture Package.  St. Mary divested of certain non-core oil and gas properties located in Wyoming to Legacy Reserves Operating LP (“Legacy”) on February 18, 2010, for $118.7 million in cash, which reflected customary closing adjustments.  The divestiture to Legacy was consummated pursuant to a Purchase and Sale Agreement dated December 17, 2009, which was previously reported in a Current Report on Form 8-K filed by the Company on December 23, 2009.  The Legacy Purchase and Sale Agreement was filed as Exhibit 2.5 to the Company’s Annual Report on Form 10-K filed on February 24, 2010, and is incorporated herein by reference.  The Company issued a press release dated February 18, 2010, announcing the completion of the divestiture to Legacy.

Item 7.01                      Regulation FD Disclosure.
In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1 & 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On March 15, 2010, St. Mary announced that the Company's President and Chief Executive Officer, Tony Best, will present at Howard Weil’s 38th Annual Energy Conference at 3:30 pm Central time on Monday, March 22, 2010, at the Sheraton New Orleans Hotel, located at 500 Canal Street, New Orleans, LA.

On March 15, 2010, St. Mary also announced that Mr. Best will present at the IPAA Oil & Gas Investment Symposium at 11:45 am Eastern time on Tuesday, April 13, 2010, at the Sheraton New York Hotel and Towers, located at 811 7th Avenue, New York, NY.  A copy of the conferences press release is furnished as Exhibit 99.1 to this report.  In addition, a copy of the Company’s press release dated March 18, 2010, announcing the completion of the divestiture to Sequel discussed under Item 2.01 above and the credit facility borrowing base redetermination discussed under Item 8.01 below is furnished as Exhibit 99.2 to this report.

Item 8.01                      Other Events.

On March, 18, 2010, the bank group for St. Mary’s existing credit facility voted to maintain the borrowing base at $900 million during the regularly scheduled redetermination process.  All other terms of the credit facility have remained unchanged and are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this report:
	Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated March 15, 2010, entitled St. Mary to Present at Upcoming Investor Conferences
Exhibit 99.2
Press release of St. Mary Land & Exploration Company dated March 18, 2010, entitled St. Mary Announces Closing of Non-Core North Dakota Asset Divestiture and Credit Facility Borrowing Base Redetermination

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	March 18, 2010	By:	/s/ C. MARK BRANNUM
C. Mark Brannum
Senior Legal Counsel & Secretary